[BEAR STEARNS LETTERHEAD]

DATE:                               October 30, 2003

TO:                                 Mr. E. Wayne Garrison
TELEPHONE:                          (479) 820-8140
FACSIMILE:                          {Fax Number}

FROM:                               Derivatives Documentation
TELEPHONE:                          212-272-2711
FACSIMILE:                          212-272-9857

SUBJECT:                            Equity Derivatives Confirmation

REFERENCE NUMBER:                   NY26530

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the "Transaction") between Bear Stearns Bank plc("Bear Stearns") and Mr. E. Wayne Garrison ("Counterparty"). This letter agreement, together with the Transaction Supplements described below, constitute the sole and complete "Confirmation," as referred to in the Master Agreement specified below, with respect to this Transaction.

1. In lieu of negotiating an ISDA Master Agreement and Schedule, Bear Stearns and Counterparty hereby agree that an agreement in the form of the ISDA Master Agreement (Multicurrency--Cross Border) (the "Form Master Agreement") as published by the International Swaps and Derivatives Association, Inc. ("ISDA"), with a Schedule attached thereto containing all elections, modifications and amendments thereto contained in "Elections, Modifications and Amendments Under the Master Agreement" below (as so supplemented, the "Master Agreement") shall be deemed to have been executed by both of us on the Trade Date on which we entered into the first "Transaction" (as defined in the Master Agreement). This Confirmation and the Transaction, to which it relates, as well as all other Transactions between us (unless otherwise specified in the Confirmations relating to such Transactions) shall supplement, form a part of and be subject to such Master Agreement. All provisions contained in, or incorporated by reference to the Master Agreement shall govern the Transaction referenced in this Confirmation, as well as all other Transactions between the parties heretofore or hereafter entered into, except as expressly modified herein or therein. THUS THIS CONFIRMATION CONSTITUTES BOTH A MASTER AGREEMENT AND A CONFIRMATION THEREUNDER.

Certain of the economic terms of this Transaction will be embodied in Transaction Supplements issued from time to time by Bear Steams to Counterparty. Each of these Transaction Supplements shall, upon issuance thereof by Bear Stearns be incorporated herein by reference, and shall be deemed to supercede all prior Transaction Supplements. Counterparty shall be bound by the terms of such Transaction Supplement, unless such Transaction Supplement is inconsistent with the agreements between the parties intended to be memorialized thereby and Counterparty notifies Bear Steams of that fact within one Business Day of the receipt by Counterparty of such Transaction Supplement. A form of Transaction Supplement is attached hereto as Exhibit A.

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The Final Transaction Supplement (the "Final Transaction Supplement"), which shall embody the final terms of the Transaction, shall be issued not later than five Exchange Business Days following the end of the Execution Period specified below, and shall represent the final written agreement of Bear Stearns with the Counterparty setting forth the final terms or this.

This Confirmation is subject to and incorporates the 2000 ISDA Definitions (the "Definitions") and the 1996 Equity Derivatives Definitions (the "1996 Definitions"), each as published by ISDA.

In the event of any inconsistency between this Confirmation and the Definitions or the Master Agreement, this Confirmation shall prevail. In the event of any inconsistency between the portion of this Confirmation embodied in this letter agreement and the portion of this Confirmation embodied in a Transaction Supplement, the Transaction Supplement shall prevail.

2. This Transaction consists of a variable share pre-paid forward purchase transaction relating to the Shares specified below. The terms of the particular Transaction to which this Confirmation relates are as follows:

GENERAL TERMS RELATING TO THE TRANSACTION:

     Trade Date:                    October 30, 2003

     Purchaser:                     Bear Stearns

     Seller:                        Counterparty

     Base Amount:                   As specified in the Transaction Supplement.

                                    The Base Amount represents the number of Shares sold by Bear Steams during the Execution Period. In the case of any Transaction Supplement other than the Final Transaction Supplement, this will represent all Shares sold through the "As of" date specified on the Transaction Supplement. In the case of the Final Transaction Supplement, this will represent all Shares sold throughout the Execution Period.

                                    The parties hereto hereby agree that they shall enter into this Transaction with respect to up to the Maximum Base Amount specified below based on the execution price of sales of the Shares effected by Bear Stearns over the Execution Period specified below.

     Maximum Base Amount:           400,000 Shares

     Execution Period:              From and including the Trade Date to and
                                    including the earlier to occur of (a) the date on which Bear Stearns has effected sales of Shares in number equal to the Maximum Base Amount and (b) November 10,
                                    2003.

     Floor Price:                   As specified in the Transaction Supplement.

                                    The Floor Price will represent the product of (a) the Floor Price Percentage and (b) the Execution Price.

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     Floor Price Percentage:        100%

     Cap Price:                     As specified in the Transaction Supplement.

                                    The Cap Price will represent the product of
                                    (a) the Cap Price Percentage and (b) the
                                    Execution Price.

     Cap Price Percentage:          120%

     Execution Price:               As specified in the Transaction Supplement.

                                    The Execution Price represents the average of the actual sale price of Shares sold by Bear Stearns during the Execution Period. In the case of any Transaction Supplement other than the Final Transaction Supplement, this will be based on all Shares sold through the "As of" date specified on the Transaction Supplement. In the case of the Final Transaction Supplement, this will be based on all Shares sold throughout the Execution Period.

     Shares: The common shares of J.B. Hunt Transport Services, Inc. currently trading under the ticker symbol "JBHT".

     Exchange:                      The Nasdaq National Market.

     Related Exchange(s):           The exchanges or quotation systems, if any,
                                    on which options or futures contracts on the Shares are traded or quoted, and as may be selected from time to time by the Calculation Agent.

     Calculation Agent:             Bear Stearns

PREPAYMENT AMOUNT:

     Payment of
     Prepayment Amount:             On the Prepayment Amount Payment Date, the
                                    Purchaser will pay the Prepayment Amount to Seller.

     Prepayment Amount:             As specified in the Transaction Supplement.

                                    The Prepayment Amount will represent the product of (a) the Prepayment Percentage and
                                    (b) the Execution Price and (c) the Base
                                    Amount.

     Prepayment Percentage:         As specified in the Transaction Supplement.

     Prepayment Amount
     Payment Date:                  The third Exchange Business Day following
                                    the final day of the Execution Period and such earlier date as the parties may agree.

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DETERMINATION OF PRICING DATE:

     Pricing Date:                  As specified in the Final Transaction
                                    Supplement.

     Consequence of Market
     Disruption Event:              The provisions of Section 4.2 of the 1996
                                    Definitions will apply as if this
                                    Transaction were a "Share Transaction" for which the Pricing Date were the Valuation
                                    Date, and Market Disruption Event had the meaning specified below.

     Market Disruption Event:       Shall have the meaning specified in Section
                                    4.3 of the 1996 Definitions, with this
                                    Transaction being deemed a "Share
                                    Transaction" for purposes of such section.

PHYSICAL SETTLEMENT TERMS:

     Physical Settlement:           On the Settlement Date, Seller will deliver
                                    the Number of Shares to be Delivered. Such delivery will be made on the Settlement Date through the Clearance System at the accounts specified in this Confirmation and will be made on a "free" basis.

                                    In addition, on the Settlement Date, Seller will pay to the Purchaser at the accounts specified in this Confirmation cash in an amount equal to the Rounding Correction.

                                    All such deliveries will be required to be made at or before 10:00 a.m. on the Settlement Date.

     Number of Shares to Be         Notwithstanding Section 6.3 of the 1996
     Delivered:                     Definitions, the "Number of Shares to be
                                    Delivered" for the Settlement Date will be a number of Shares equal to the Delivery
                                    Amount for the Pricing Date, with such sum being rounded down to the nearest whole
                                    Share.

     Relevant Price:                The closing offer price for the Shares with
                                    respect to the Pricing Date, as reported by the Exchange.

     Delivery Amount:               An amount calculated as follows:

                                    (a) if the Relevant Price is greater than or equal to the Cap Price, then:

                                     Floor Price + Relevant Price - Cap Price
                      Base Amount x ------------------------------------------
                                                   Relevant Price

                                    (b) if the Relevant Price is less than the Cap Price but greater than the Floor Price, then:

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                                                                  Floor Price
                                                 Base Amount x -----------------
                                                                 Relevant Price

                                    (c) if the Relevant Price is less than or equal to the Floor Price, then:

                                                                     Base Amount

     Rounding Correction:           An amount equal to the Product of (a) the
                                    Relevant Price for the Pricing Date and (b) the difference, if any, between (i) the Delivery Amount for the Pricing Date and
                                    (ii) the Number of Shares to be Delivered with respect to the related Settlement Date.

     Settlement Date:               Shall have the meaning set forth in Section
                                    6.2 of the 1996 Definitions, save that the references in such provision to "Exercise
                                    Date" will be deemed to be references to the Pricing Date.

     Applicability of Certain
     Sections of the 1996
     Definitions:                   Sections 6.6 (Expenses) and, except to the
                                    extent expressly set forth to the contrary herein, 6.7 (Dividends) of the 1996
                                    Definitions will apply to any delivery of Shares hereunder, save that the reference to "Exercise Date" will be deemed to be a reference to "Pricing Date".

                                    Section 6.8 (Representation and Agreement) of the 1996 Definitions will apply to any delivery of Shares hereunder. For the avoidance of doubt, the "Additional Representations of the Counterparty" set forth below will also apply to any delivery of Shares hereunder, including, without limitation, subparagraph (a) thereof, which imposes conditions on the Shares that Seller may deliver.

                                    Section 6.9 (Failure to Deliver) of the
                                    1996 Definitions will apply to any
                                    obligation to deliver Shares hereunder, save that the reference to "Exercise Date" will be deemed to be a reference to " Pricing Date."

                                    Section 6.10 (Default Interest) of the 1996
                                    Definitions will apply to any obligation to deliver Shares hereunder.

     Clearance System:              The principal domestic clearance system
                                    customarily settling trades on a free
                                    delivery basis in the Shares as of the
                                    Pricing Date, as selected by the Calculation
                                    Agent; subject to "Settlement by Delivery of Collateral" below.

     Settlement by Delivery of
     Collateral:                    The parties agree that if Bear Stearns would
                                    otherwise be obligated to return Collateral
                                    (as defined in the Collateral

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                                    Provisions below) in accordance with the
                                    Collateral Provisions and Seller would
                                    otherwise be obligated to deliver Shares hereunder, Bear Stearns may, at its sole option, retain the Collateral (but only to the extent of the number of Shares required to be delivered by Seller) and Seller will thereupon not be obligated to deliver the Shares.

                                    The "Settlement by Delivery of Collateral" as described above, shall take place, as to Seller, in accounts maintained by Seller at Bear Stearns in accordance with the Customer Agreement between Counterparty and Bear Stearns dated as of (insert date), between Counterparty and Bear Stearns and its affiliates as amended hereby (the "Customer Agreement"), and all such property and monies maintained in such accounts shall be Collateral and will be subject to the security interest of Bear Stearns. In such event, transfer on the books and records of the party maintaining such accounts shall be deemed to be the Clearance System for all purposes hereunder. In addition, such transaction shall be governed by, and subject to the provisions of, the agreements and terms governing such accounts, as amended hereby.

PAYMENT AND DELIVERIES IN
RESPECT OF DIVIDENDS:

     Dividend Adjustment:           If there are one or more ordinary dividends
                                    or distributions on the Shares, other than dividends comprised of the Shares, which have an "ex-dividend" date during the period from but excluding the Trade Date to and including the Pricing Date, then:

                                    (a) with respect to any such dividends that are in cash, the Seller shall pay to the Purchaser on the Paythrough Date (as defined below) the Paythrough Amount. The "Paythrough Amount" with respect to any such cash dividend shall equal the product of (a) the portion of such dividend, expressed on a per Share basis, multiplied by (b) the Base Amount; and

                                    (b) with respect to any dividends that are not in cash, the Seller shall deliver to the Purchaser on the Paythrough Date the Distribution Quantity (as defined below). The "Distribution Quantity" with respect to any non-cash dividend shall equal the product of (a) the quantity of assets comprising such dividend, expressed on a per Share basis, multiplied by (b) the Base Amount.

                                    The "Paythrough Date" will be the New York
                                    Business Day following the date on which the dividend with respect to which the related Dividend Amount payable or deliverable in accordance with paragraph (a) or (b) above would have been

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                                    received by persons who held the Shares on
                                    the relevant ex-dividend date.

ADJUSTMENTS:

     Method of Adjustment:          Following the declaration by the issuer of
                                    the terms of any Potential Adjustment Event, the Calculation Agent shall determine whether such Potential Adjustment Event has a dilutive or concentrative effect on the theoretical value of the Shares and, if so, will (a) make the corresponding adjustments to any one or more of the Cap Price, the Floor Price and the Base Amount and any other variable relevant to the settlement or payment terms of this Transaction as the Calculation Agent determines appropriate to account for that dilutive or concentrative effect and (b) determine the effective date(s) of the adjustment(s). For the avoidance of doubt, for purposes of determining whether an event is a whether an event is a Potential Adjustment Event
                                    (including, but not limited to, those
                                    specified in Section 9.1(e)(ii), 9.1(e)
                                    (iii), and 9.1(e)(iv) to the extent
                                    analogous to the foregoing) and any
                                    adjustment to be made in respect thereof, the Calculation Agent shall take into account the effect of other provisions of this Confirmation, including those relating to Paythrough Amounts.

ADJUSTMENTS FOR EXTRAORDINARY
EVENTS:

     Share-for-Share or
     Share-for-Combined
     Merger Event:                  If there is a Merger Event for which the
                                    Merger Consideration is Share-for-Share or if there is a Merger Event for which the Merger Consideration is Share-for-Combined then, not later than the fifth Exchange
                                    Business Day following the Announcement
                                    Date, Seller may request that Purchaser
                                    provide terms under which the Transaction may continue (a "Continued Terms Request").
                                    If Seller makes a Continued Terms Request, then Purchaser shall, not later than ten
                                    Exchange Business Days prior to the proposed
                                    Merger Date notify Seller of the terms, as determined by Purchaser in it's sole discretion, under which the Transaction may continue after the Merger Date. If Seller notifies Purchaser that Seller accepts such terms by no later than the third Exchange
                                    Business Day following the date on which Purchaser provides such terms then the Transaction shall continue under the terms so provided by Purchaser and agreed to by Seller. All notices under this provision may be given orally (and confirmed in writing, which failure to confirm shall not vitiate the effectiveness of the notice) and must be given between 9:00 am. and 4:00 p.m., (New
                                    York time.

                                    If Seller fails to make a Continued Terms
                                    Request as provided herein or if the parties do not agree the terms on which to continue the Transaction, then the Merger Event shall be an Additional Termination Event for which Seller shall be the sole

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                                    Affected Party, this Transaction shall be
                                    the sole Affected Transaction and Second
                                    Method and Loss will apply.

     Additional Termination
     Events: Notwithstanding anything to the contrary in the 1996 Definitions, it shall be an Additional Termination Event if the Announcement Date of any Nationalization or Insolvency should occur at any time from and including the Trade Date to and including the Pricing Date.

                                    For purposes of the foregoing Additional
                                    Termination Events,

                                    (a) Counterparty shall be the sole Affected
                                    Party

                                    (b) this Transaction shall be the sole
                                    Affected Transaction

                                    (c) Second Method and Loss will be deemed to apply.

     COLLATERAL PROVISIONS:         (a) On or before the Local Business Day
                                    following the Trade Date, Counterparty shall deliver to and at all times during the Execution Period maintain with Bear Stearns as collateral Shares in number equal to the Maximum Base Amount. At all times after the Execution Period, Counterparty shall deliver to and at all times during the Execution
                                    Period maintain with Bear Stearns as
                                    collateral Shares in number equal to the Base Amount (as such Base Amount may be from time to time adjusted in accordance herewith).

                                    (b) These Collateral Provisions shall be deemed a security agreement, and notwithstanding anything to the contrary contained in the Executed Agreement or this Confirmation, these provisions shall be governed by the laws of the State of New York, without giving effect to the conflicts or choice of law provisions thereof. The Counterparty hereby grants a first priority continuing security interest in all Collateral provided hereunder and in any and all substitutions therefor, proceeds thereof and distributions thereon These Collateral Provisions constitute a Credit Support Document and the failure by a party to deliver or return Collateral in accordance with these Collateral Provisions (if such failure is not remedied on or before the Local Business Day after notice of such failure is given to such party) shall constitute an Event of Default for purposes of Section 5(a)(iii) of the Master Agreement with respect to such party. For purposes of these Collateral Provisions, the term "Local Business Day" shall have the meaning given such term in the Master Agreement, except that references to a payment in clause (b) thereof will be deemed to include a delivery or return of Collateral hereunder.

                                    (c) The collateral delivered hereunder shall
                                    be used to secure Counterparty's obligations
                                    under this Transaction, as well as
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                              under any other transaction with Bear Stearns or
                              any of its affiliates (in any case, a "Bear
                              Stearns Entity"), including, without limitation, any loans or other extensions of credit made by a Bear Stearns Entity. Any such transactions, loans or other extensions of credit shall be subject to the Customer Agreement (defined herein) between Counterparty and any Bear Stearns Entity and/or any affiliate(s) thereof. In addition, you may from time to time be required to post additional collateral with Bear Stearns in accordance with the provisions of the Customer Agreement. For purposes of this paragraph, "Customer Agreement" means, as applicable, any document(s) provided by a Bear Stearns Entity which is referred to as the Customer Agreement, the Professional Account Agreement, the Institutional Account Agreement, the Standard Terms and Conditions of Business, or a similar name.

                              (d) Counterparty agrees that Bear Stearns or any of its affiliates may borrow, repledge, use in its own business and rehypothecate the Shares pledged by Counterparty as Collateral on terms determined by Bear Stearns at any time during the term of this Transaction.

3.   Account Details and
     Settlement Information:  PAYMENTS TO BEAR STEARNS:
                              Citibank, N.A., New York
                              ABA Number: 021-000-089, for the account of Bear, Stearns Securities Corp.
                              Account Number: 0925-3186, for further credit to Bear, Steams International Limited
                              Sub-account Number: 101-80048-10
                              Attention: Derivatives Operations

                              PAYMENTS TO COUNTERPARTY:
                              PLEASE PROVIDE

ADDITIONAL PROVISIONS:

Agency. Counterparty acknowledges that Bear, Stearns & Co. Inc. (BS&C") has acted as agent for Counterparty solely for the purposes of arranging this Transaction with its Affiliate, Bear Stearns. This confirmation is being provided by BS&C in such capacity. Upon your written request, BS&C will furnish you with the time at which this Transaction was entered into.

Eligible Contract Participant. Each party represents that it constitutes an "eligible contract participant" as such term is defined in Section l(a)12 of the Commodity Exchange Act, as amended.

Non-Reliance. Each party represents to the other party that (a) it has not received and is not relying upon any legal, tax, regulatory, accounting or other advice (whether written or oral) of the other party regarding this Transaction, other than representations expressly made by that other party in this Confirmation and in the Master Agreement and (b) in respect of this Transaction,
(i) it has the capacity to evaluate (internally or through independent professional advice) this Transaction and has made its

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own decision to enter into this Transaction and (ii) it understands the terms, conditions and risks of this Transaction and is willing to assume (financially and otherwise) those risks. Counterparty acknowledges that Bear Stearns has advised Counterparty to consult its own tax and legal advisors in connection with this Transaction evidenced by this Confirmation and that the Counterparty has done so.

Additional Representations of the Counterparty. With respect to the Shares pledged as Collateral under this Transaction and any Shares delivered in accordance herewith, Counterparty represents and warrants to Bear Stearns and its affiliates and subsidiaries (which representation and warranty will be deemed repeated at all times during the period from and including the Trade Date to and including the Settlement Date) that:

         (a) the Shares pledged as Collateral under this Transaction and any Shares delivered to the Purchaser hereunder in connection with this Transaction are not and shall not be subject to any condition to or restriction on the ability of the holder thereof to freely sell, assign or otherwise transfer such Shares, including any contractual restriction, requirement for receipt of approval, limitations on the status of transferees, deliveries of certifications, opinions or other documents (other than a stock power or like instrument of transfer), or requirement of registration or prospectus delivery other than pursuant to Rule 144 ("Rule 144") of the Securities Act of 1933, as amended (the "Securities Act"), or any successor rule, regulation or provision;

         (b) during the three-month period preceding the Trade Date, (i) Counterparty has not sold any Shares (or securities convertible into Shares), (ii) no Shares (or securities convertible into Shares) which were donated by the Counterparty within one year preceding the Trade Date have been sold for the account of the donee thereof, (iii) no Shares (or securities convertible into Shares) which were placed into a trust by the Counterparty as settlor within one year preceding the Trade Date, if any, have been sold and (iv) no other Shares (or securities convertible into Shares) have been "sold" within the meaning of Rule 144(e);

         (c) no default in any obligation of the Counterparty secured by Shares (or securities convertible into Shares) has occurred during the two-year period preceding the Trade Date;

         (d) the Counterparty has not agreed with any person (natural or legal) to act in concert for the purpose of selling Shares or any securities convertible into Shares.

         (e) for purposes of determining the holding period under Rule 144, the Shares pledged as Collateral under this Transaction were "acquired from the issuer" (for purposes of Rule 144) in January 2002;

         (f) Counterparty is not, as at the Trade Date and at any date during the Execution Period, in possession of any material non-public information regarding the Shares or the issuer, and Counterparty has not provided Bear Stearns with any material non-public information relating to the issuer;

         (g) all representations made by the Counterparty in the STAMPS Disclosure letter dated October 14, 2003 were true and correct as of the date made or deemed made;

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         (h)   Counterparty has the sole legal right, power and authority to sell, pledge, transfer and deliver the Shares and authorizes Bear Stearns to have the Shares pledged as Collateral and reregistered into Bear Stearns's "street name;" and

         (i) as of the Trade Date, the Counterparty had a valid business purpose for entering into this Transaction, and the Transaction was consistent with the Counterparty's overall investment strategy.

Documents to be Delivered by counterparty to Bear Stearns. The Counterparty agrees to deliver no later than Trade Date any documentation or instrument necessary in order to have the shares reregistered into the name of Bear Stearns or its nominee which may include stock powers duly executed in blank, in proper form for transfer or like instrument of transfer.

Additional Covenants of the Counterparty Relating to the Transaction. The Counterparty agrees that during the Execution Period it shall not (a) sell any Shares (or securities convertible into Shares) or (b) agree with any person (natural or legal) to act in concert for the purpose of selling Shares or any securities convertible into Shares.

Additional Mutual Covenants Relating to this Transaction. Each of Counterparty and Bear Stearns agrees that (i) it will not treat this Transaction, any portion of this Transaction, or any obligation hereunder as giving rise to any interest income or other inclusions of ordinary income; (ii) it will not treat the delivery of any portion of the Shares, assets or cash to be delivered pursuant to this Agreement as the payment of interest or ordinary income; (iii) it will treat this Agreement in its entirety as a forward contract for the delivery of Shares; and (iv) it will not take any action (including filing any tax returns or form or taking any position in any tax proceeding) inconsistent with the obligations contained in (i) through (iii). Notwithstanding the preceding sentence, either party may take any position required by law, provided that such party delivers to the other party an opinion of counsel, nationally recognized as expert in Federal tax matters, concerning the regulation or an administrative arrangement or interpretation or applicable court decision published after the date of this Agreement. Furthermore, Bear Stearns may treat this agreement in such fashion it deems appropriate to accurately reflect this Transaction's economic substance in its own booking, accounting and risk management systems.

ELECTIONS, MODIFICATIONS AND AMENDMENTS UNDER THE MASTER AGREEMENT:

SURVIVAL. The following provisions shall apply to all Transactions that are or will be governed by the Master Agreement, notwithstanding the termination of this particular Transaction.

PAYMENT DATE NERRING. The parties agree that subparagraph (ii) of Section 2(c) of the Master Agreement will not apply to any Transactions that are or will be governed by the Master Agreement. Thus all amounts payable on the same date in the same currency in respect of all Transactions shall be netted.

PAYMENT MEASURE. For all Transactions that are or will be governed by the Master Agreement, "Loss" and "Second Method" shall be the payment measure for purposes of Section 6(e) of the Master Agreement, subject, however, as to any particular Terminated Transaction, to the Confirmation therefor.

TRANSFER. For all Transactions that are will or Will be governed by the Master Agreement, either party may transfer its rights and obligations under this Transaction in accordance with Section 7 of the Master Agreement. However, Bear Stearns may also transfer its rights and obligations under this Transaction, in whole or in part, to The Bear Stearns Companies Inc. ("TBSCI") or any of its Affiliates, provided (a) such Affiliate's obligations under this Transaction shall be fully and unconditionally guaranteed by

Reference Number. NY26530
Mr. E. Wayne Garrison
October 30, 2003
Page 12 of 14

TBSCI and (b) such transfer shall not result in the occurrence of an Event of Default or Potential Event of Default.

ADDRESS FOR NOTICE. For all Transactions that are or will be governed by the Master Agreement, the address of the parties shown as such on the most recently executed Confirmation under the Master Agreement shall be deemed to have been specified as the address for notices (for purposes of Section 12(a) of the Master Agreement.

GOVERNING LAW. For all Transactions that are or will be governed by the Master Agreement, the laws of the State of New York, without reference to the choice of law principles thereof will be the governing law for purposes of Section 13(a) of the Master Agreement.

DISPUTE RESOLUTION. EXCEPT AS OTHERWISE SET FORTH HEREIN AS IT MAY RELATE TO
SECTION 9.7 OF THE 1996 DEFINITIONS, CONTROVERSIES ARISING BETWEEN THE COUNTERPARTY AND BSC SHALL BE DETERMINED IN ACCORDANCE WITH THE ARBITRATION PROVISIONS OF THE CUSTOMER AGREEMENT.

RATE OF INTEREST. For all Transactions that are or will be governed by the Master Agreement and for purposes of determining the Default Rate, the Non-default Rate or the Termination Rate, it will be deemed that each party's cost of funding will be determined daily as equaling USD-Federal Funds-H.15 for such day (as defined in the Definitions).

CREDIT SUPPORT DOCUMENT. For all Transactions which are or will be governed by the Master Agreement, each of (a) the Collateral Provisions contained in this Confirmation, or any like provisions contained in any other Confirmation and (b) the Customer Agreement dated as of {insert date} between each and every subsidiary of TBSCI and the Counterparty (the "Customer Agreement") will be deemed to be a Credit Support Document.

Reference Number: NY26530
Mr. E. Wayne Garrison
October 30, 2003
Page 13 of 14

SPECIFIED TRANSACTION. For all Transactions that are or will be governed by the Master Agreement and for purposes of Section (c) of the definition of "Specified Transactions" contained in Section 14 of the Master Agreement, Specified Transactions shall mean any transaction, agreement (including the Customer Agreement) and extensions of credit between BSC or any Specified Entity of BSC and the Counterparty or any Specified Entity of the Counterparty, whether now existing or hereafter entered into. "Specified Entity" with respect to any person shall mean any Affiliate of such person.

TERMINATION CURRENCY. For all Transactions that are or will be governed by the Master Agreement, USD.

This Confirmation may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to Bear Stearns a facsimile of the fully-executed Confirmation to 212-272-9857. For inquiries regarding U.S. Transactions, please contact Robin Black by telephone at 212-272-6345. For all other inquiries please contact Orlaith O'Dea by telephone at 353-1-402-6220. Originals will be provided for your execution upon your request.

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

BEAR STEARNS BANK PLC

By: -s- [ILLEGIBLE]
    ----------------------
    Name:
    Title:

Counterparty hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

WAYNE GARRISON

By: -s- Wayne Garrison
    ----------------------

Reference Number: NY26530
Mr. E. Wayne Garrison
October 30, 2003
Page 14 of 14

                    EXHIBIT A--FORM OF TRANSACTION SUPPLEMENT

                             TRANSACTION SUPPLEMENT

TO:             Mr. E. Wayne Garrison ("Counterparty")

FROM:           Bear Stearns Bank plc ("Bear Stearns")

DATE:           As of {Date}

THIS TRANSACTION SUPPLEMENT IS [NOT] THE FINAL TRANSACTION SUPPLEMENT.

This is a Transaction Supplement as described in the letter agreement between Bear Stearns and Counterparty dated as of October 30, 2003. It embodies certain of the economic terms of this Transaction described in that letter agreement. This Transaction Supplement shall, upon its issuance by Bear Stearns be incorporated into the letter agreement by reference, and shall be deemed to supersede all prior Transaction Supplements.

For purposes of the letter agreement, this Transaction Supplement specifies the following economic terms:

Transaction Supplement Date:     {TRANSACTION SUPPLEMENT DATE}

Base Amount:                     {NUMBER} SHARES 400,000

Floor Price:                     USD {FLOOR PRICE} 100%

Cap Price:                       USD {CAP PRICE} 120%

Execution Price:                 USD {EXECUTION PRICE} 120%

Prepayment Amount:               USD {PREPAYMENT AMOUNT}

Prepayment Percentage:           {PREPAYMENT PERCENTAGE} 90.22

Pricing Date:                    [TO BE SPECIFIED IN THE FINAL TRANSACTION
                                 SUPPLEMENT]

COUNTERPARTY SHALL BE BOUND BY THE TERMS OF THIS TRANSACTION SUPPLEMENT, UNLESS THIS TRANSACTION SUPPLEMENT IS INCONSISTENT WITH THE AGREEMENTS BETWEEN THE PARTIES INTENDED TO BE MEMORIALIZED HEREBY AND COUNTERPARTY NOTIFIES BEAR STEARNS OF THAT FACT WITHIN ONE BUSINESS DAY OF THE RECEIPT BY COUNTERPARTY OF THIS TRANSACTION SUPPLEMENT.

                  TRANSACTION SUPPLEMENT in respect of NY26530

TO:             Mr. E. Wayne Garrison ("Counterparty")

FAX:            479-820-8397

FROM:           Bear Stearns Bank plc ("Bear Stearns")

DATE:           November 7, 2003

THIS TRANSACTION SUPPLEMENT IS THE FINAL TRANSACTION SUPPLEMENT.

This is a Transaction Supplement as described in the letter agreement between Bear Stearns and Counterparty dated as of October 30, 2003. It embodies certain of the economic terms of this Transaction described in that letter agreement. This Transaction Supplement shall, upon its issuance by Bear Stearns be incorporated into the letter agreement by reference, and shall be deemed to supersede all prior Transaction Supplements.

For purposes of the letter agreement, this Transaction Supplement specifies the following economic terms:

Transaction Supplement Date:      This is the Transaction Supplement as of
                                  November 6, 2003.

Base Amount:                      400,000 Shares

Floor Price:                      USD 25.7577

Cap Price:                        USD 30.9092

Execution Price:                  USD 25.7577

Prepayment Amount:                USD USD 9,295,440.00

Prepayment Percentage:            90.22%

Pricing Date:                     November 11, 2003

COUNTERPARTY SHALL BE BOUND BY THE TERMS OF THIS TRANSACTION SUPPLEMENT, UNLESS THIS TRANSACTION SUPPLEMENT IS INCONSISTENT WITH THE AGREEMENTS BETWEEN THE PARTIES INTENDED TO BE MEMORIALIZED HEREBY AND COUNTERPARTY NOTIFIES BEAR STEARNS OF THAT FACT WITHIN ONE BUSINESS DAY OF THE RECEIPT BY COUNTERPARTY OF THIS TRANSACTION SUPPLEMENT.